                         SECURITIES PLEDGE AGREEMENT
                         ---------------------------


THIS AGREEMENT dated for reference the 31st day of January, 2000, by COLLINGWOOD INVESTMENTS LIMITED, a Bahamas corporation having an office at 9 King Street, Third Floor, London, EC2V8EA, England and NORTH CASCADE LIMITED, a British Virgin Islands corporation having an office at 9 King Street, Third Floor, London, EC2V8EA, England (collectively and interchangeably, the "Borrower" or the "Pledgor") in favour of MFC MERCHANT BANK S.A., a bank organized under the laws of Switzerland, having an office at 53, Route de Malagnou, P.O. Box 509, 1200 Geneva 17, Switzerland (the "Agent"), as agent for and on behalf of, and for the benefit of, the Lenders, as such term is defined under a loan agreement (the "Loan Agreement"), among the Borrower, the Lenders and the Agent dated for reference January 31, 2000;

WHEREAS the Lenders have agreed to lend funds to the Borrower pursuant to the Loan Agreement;

AND WHEREAS in order to secure the performance of its obligations under, in connection with or relating to the Loan Agreement, the Pledgor has agreed to pledge the Securities (as hereinafter defined) to the Agent for and on behalf of and for the benefit of the Lenders;

AND WHEREAS the Pledgor acknowledges that the Agent is entitled and authorized to hold security as trustee for and on behalf of and for the benefit of the Lenders in accordance with the terms of the Loan Agreement and as more fully set out herein.

NOW THEREFORE, this agreement witnesses that in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I
                                  ---------

                  ASSIGNMENT, PLEDGE AND HYPOTHECATION

1.1   Collateral
      ----------

The Pledgor herewith delivers to the Agent the certificates endorsed in blank for transfer representing the securities listed in Schedule "A" hereto and any and all accretions, additions, accessions, substitutions and replacements thereto or therefor (such securities, accretions, additions, accessions, substitutions and replacements collectively hereinafter referred to as the "Securities"), together with all money, income, proceeds and benefits, of every nature and kind whatsoever, now or at any time hereafter due, owing, payable or accruing on, under or in respect of the Securities or otherwise attributable or accruing thereto, including, without limitation, all distributions of earnings or capital (including, without limitation, all dividends in cash and dividends in kind, liquidating dividends, stock dividends, new security or other properties or benefits to which the Pledgor is or may hereafter become entitled to receive on account of the Securities and all payments by way of reduction of capital) (the Securities together with all such money, income, proceeds and benefits are collectively hereinafter referred to as the "Collateral").

1.2   Indebtedness Secured
      --------------------

The Collateral shall be held by the Agent, for and on behalf of and for the benefit of the Lenders, as general and continuing security in favour of and as a fixed and specific assignment, pledge and hypothecation unto the Agent, for and on behalf of and for the benefit of the Lenders, to secure performance of all obligations of the Borrower to the Lenders, howsoever arising, including, without limitation hereunder or under, in connection with or relating to the Loan Agreement, as same may be amended, extended or replaced from time to time (the "Obligations").

1.3   Additional Security
      -------------------

If the Pledgor becomes entitled to receive or receives any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital), bond, note or other instrument, or any option or right, whether as an addition to or in substitution or exchange for, any of the Securities, the Pledgor shall accept such certificate, bond, note, instrument, option or right in trust for the Agent and shall deliver such certificate, bond, note, instrument, option or right forthwith to the Agent in the exact form received by the Pledgor, with the Pledgor's endorsement when necessary, to be held by the Agent, for and on behalf of and for the benefit of the Lenders, subject to the terms hereof, as general and continuing security and as a fixed and specific assignment, pledge and hypothecation unto the Agent, for and on behalf of and for the benefit of the Lenders, to secure payment of the Obligations.

1.4   Amounts Held in Trust
      ---------------------

Subject to section 1.6, if any money, income, proceed or other benefit, of any nature or kind whatsoever, is received by the Pledgor in respect of any of the Collateral, the Pledgor shall receive such money, income, proceed or other benefit in trust for the Agent, shall segregate such money, income, proceed or other benefit from its other property or funds and shall forthwith upon receipt thereof assign, transfer, set over and deliver the same to the Agent to be held by the Agent, for and on behalf of and for the benefit of the Lenders, as general and continuing security to secure payment of the Obligations in accordance with the terms hereof and the Agent, as the Agent in its uncontrolled discretion may determine, may deal with such amounts or benefits in accordance with the provisions hereof.

1.5   Responsibility of the Agent
      ---------------------------

It is agreed that the responsibility of the Agent in regard to the Collateral will be limited to exercising the same degree of care which it gives to its own valuable property.

1.6   Voting Rights Prior to Default
      ------------------------------

So long as no Event of Default (as hereinafter defined) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, the Pledgor shall be entitled to vote or refrain from voting the Securities at any meeting, whether special or general, at which the holder of the Securities is entitled to vote and shall be entitled to take part in or consent to or refrain from taking part in or consenting to any corporate or shareholders' action which the holder of the Securities is entitled to take part in or consent to, provided that:

     (a) the Pledgor has given the Agent at its address set forth above not less than 15 days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right to vote or to take part in or consent to any such corporate or shareholders' action;

     (b) the exercise of such right to vote or to take part in or consent to any such corporate or shareholders' action would not result in a contravention of any covenant or agreement of the Pledgor to the Agent hereunder or under any other agreement evidencing or securing any of the Obligations and if so, the Pledgor shall not vote in such a manner; and

     (c) the Pledgor has not received from the Agent notice that, in the judgment of the Agent, the exercise of such right to vote or to take part in or consent to any such corporate or shareholders' action would have a material adverse effect on the value of the Collateral or any part thereof.

1.7   Voting Rights After Default
      ---------------------------

Upon the occurrence and during the continuance of any Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default, all rights of the Pledgor pursuant to section
1.6 shall cease and the Agent shall be entitled (whether or not the Securities are registered in the name of the Agent or its nominee) to vote or refrain from voting or direct the Pledgor or any other person as the Agent may appoint to vote or refrain from voting the Securities at any meeting, whether special or general, at which the holder of the Securities is entitled to vote and shall be entitled to take part in or consent to or refrain from taking part in or consenting to or direct the Pledgor or any other person as the Agent may appoint to take part in or consent to or refrain from taking part in or consenting to any corporate or shareholders' action which the holder of the Securities is entitled to take part in or consent to and the Pledgor hereby irrevocably constitutes and appoints the Agent and any other person appointed by the Agent as its true and lawful attorney-in-fact and agent for, in the name of and on behalf of the Pledgor, to act and vote and otherwise exercise all powers exercisable with respect to the Securities or to take part in or consent to any such corporate or shareholders' action, and when so acting or refraining from acting, neither the Agent nor any person appointed by the Agent shall incur any liability or responsibility of any kind whatsoever to the Pledgor.

                                ARTICLE II
                                ----------

                 WARRANTIES AND COVENANTS OF THE PLEDGOR

2.1   Warranties and Covenants
      ------------------------

The Pledgor hereby warrants, covenants and agrees with the Agent that:

     (a) the Pledgor is a corporation organized and is validly subsisting and in good standing under the laws of its jurisdiction of organization and has full corporate right, power and authority to enter into and perform its obligations under this agreement, and when executed and delivered by the Pledgor, this agreement will constitute legal, valid and binding obligations of the Pledgor enforceable against it in accordance with its terms, subject only to: (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (b) the Pledgor is the sole legal and beneficial owner of all of the Securities, with good and marketable title thereto, free and clear of all liens, charges and encumbrances and, without limiting the generality of the foregoing, none of the Securities are subject to any voting trust, shareholder agreement or voting agreement;

     (c) the Securities have been duly authorized and validly issued and are outstanding as fully paid and non-assessable and were issued in compliance with all applicable corporate and securities laws;

     (d) the Pledgor authorizes the Agent to file, in jurisdictions where this authorization shall be given effect, a financing statement or other statement disclosing the security interest created herein signed only by the Agent or its agent covering the Collateral; and, at the request of the Agent, the Pledgor shall join the Agent in executing one or more financing or other such statements, in form satisfactory to the Agent, and shall pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by the Agent to be necessary or desirable, it being further stipulated in this regard that the Agent may also at any time or times sign any counterpart of this agreement signed by the Pledgor and file same as a financing statement if the Agent shall elect to do so;

     (e) the Pledgor shall not sell, assign, transfer or otherwise dispose of the Collateral or any interest therein or agree to sell, assign, transfer or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Agent;

     (f) the Pledgor shall not create, incur or permit to exist any adverse claim, mortgage, assignment, pledge, hypothecation, lien, charge or other encumbrance or security interest whatsoever with respect to any of the Collateral (other than pursuant to this agreement); and

     (g) the Pledgor shall pay to the Agent on demand all expenses and expenditures, including, without limitation, legal fees and disbursements, incurred or paid by the Agent in connection with the confirming, perfecting and preserving of the assignment, pledge and hypothecation constituted hereby, in connection with protecting the Agent or the Lenders against the claims or interests of any third person against the Collateral and in connection with the exercise by the Agent of any right, power or remedy conferred by this agreement or by law.


                                ARTICLE III
                                -----------

                             GENERAL COVENANTS

3.1   Continuing Security
      -------------------

This shall be a continuing agreement and the Collateral is in addition to and not in substitution for any other security held now or hereafter by the Agent, for and on behalf of and for the benefit of the Lenders, and shall not operate as a merger of any simple contract debt or suspend the fulfillment of, or affect the rights, remedies and powers of the Agent or the Lenders in respect of the Obligations or the Collateral and this agreement and the assignment, pledge and hypothecation constituted hereby shall continue in full force and effect in accordance with the terms hereof until all of the Obligations have been fully paid and satisfied by the Borrower and discharged by the Lenders. All claims, present and future, of the Pledgor against any person liable upon or for payment of any of the Securities are hereby assigned to the Agent, for and on behalf of and for the benefit of the Lenders.

3.2   Future Securities
      -----------------

Any and all securities and other properties heretofore, now or hereafter delivered by the Pledgor to the Agent, or in the Agent's possession, each for and on behalf of and for the benefit of the Lenders, shall also secure payment of the Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as fully described herein.

3.3   Appointment as Attorney
      -----------------------

The Pledgor hereby irrevocably constitutes and appoints the Agent and any other person appointed by the Agent as its true and lawful attorney-in-fact and agent for, in the name of and on behalf of the Pledgor, to execute and deliver, and to receive delivery of, all such assignments, transfers, deeds, assurances and instruments as may be necessary to transfer all or any of the Collateral (including, without limitation, to fill in all blanks in any transfers of stocks or any powers of attorney or other documents delivered to the Agent) and when so acting neither the Agent nor any person appointed by the Agent shall incur any liability or responsibility of any kind whatsoever to the Pledgor.

3.4   Records of the Agent
      --------------------

The records of the Agent as to the occurrence of any Event of Default (as hereinafter defined), as to the Obligations secured hereby or as to any demand having been made on the Pledgor shall be prima facie evidence of such default, Obligation or demand.

3.5   No Obligation to Collect
      ------------------------

The Agent shall not be bound or obliged, at any time or under any circumstances, to collect or see to the payment of any interest, dividends or other income of, on or from any of the Collateral, or to sell, transfer or otherwise realize upon any of the Collateral and the Agent shall not be responsible for any loss occasioned by any sale of any of the Collateral or by the retention of or refusal to sell the same.

3.6   No Obligation to Release
      ------------------------

If any payment on account of the Obligations is made the Agent shall not by reason thereof be required to surrender any of the Collateral; provided that the Agent shall, at the request of the Pledgor, surrender the Collateral to the Pledgor upon demand following the date on which all indebtedness and liability of the Borrower to the Lenders has been fully paid and satisfied.


                                ARTICLE IV
                                ----------

                             EVENTS OF DEFAULT

4.1   Events of Default
      -----------------

The Pledgor shall be in default under this agreement upon the occurrence of an Event of Default as such term is defined in the Loan Agreement, as same may be amended, extended or replaced from time to time.

                               ARTICLE V
                               ---------

                         POWERS AND REMEDIES

5.1   Sale
      ----

Upon the occurrence of an Event of Default and at any time thereafter, at the option of the Agent, the Obligations shall become immediately due and payable without presentment or demand or any notice to the Pledgor or any other person obligated thereon and the Agent shall have and may exercise with reference to the Collateral and the Obligations any and all of the rights and remedies of the Agent under this agreement and such other rights and remedies as are provided by law or by equity or by statute, including, without limitation, the right and power to sell on any recognized exchange dealing in such securities or by public or private sale or sales, or otherwise dispose of or utilize, the Collateral and any part or parts thereof as fully and effectually as if the Agent were the absolute owner thereof, and to apply the proceeds thereof toward payment of any costs and expenses (including, without limitation, legal fees and disbursements) thereby incurred by the Agent and toward payment of the Obligations, in such order, manner and priority as the Agent in its uncontrolled discretion may see fit. To the extent permitted by law, the Pledgor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of the Pledgor or formalities prescribed by law or by equity or by statute relative to the sale or other disposition of the Collateral or exercise of any other right or remedy of the Agent; and to the extent any such notice is required and cannot be waived, the Pledgor agrees that if such notice is mailed, postage prepaid, to the Pledgor at the address shown above at least five days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The Pledgor expressly acknowledges and agrees that at any sale or realization of the Securities under this section, the Agent may purchase the Securities or any part thereof, free from any right of redemption on the part of the Pledgor or anyone claiming through the Pledgor, which right is, to the extent permitted by law, hereby waived and released.

5.2   Transfer of Securities
      ----------------------

The Agent is hereby granted the right, at its option, either before or after the occurrence of an Event of Default, to transfer at any time to itself or its nominee the Securities or any part thereof and to have the Securities or any part thereof registered in its name or in the name of its nominee.

5.3   Right to Exercise Option
      ------------------------

Upon the occurrence and during the continuance of any Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default, the Agent shall have the right but shall not be bound nor required to exercise any option or right which the holder of any of the Collateral may at any time have, and any and all costs, charges, expenses, fees, outlays and premiums incurred by the Agent in connection with the exercise of any such option or right shall be added to and form part of the Obligations and be secured hereby.

5.4   Compromise and Release
      ----------------------

The Agent will not be obliged to exhaust its recourse against the Pledgor or any other person or against any other security or securities which it may hold before realizing on or otherwise dealing with the Collateral, and the Agent may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any and all securities up to, may abstain from taking securities from, or from perfecting securities of, may accept compositions from, and may otherwise deal with, the Pledgor and all other persons as the Agent may see fit, without prejudice to the right of the Agent to hold, deal with, sell, transfer and otherwise realize on the Securities in accordance with the terms of this agreement.

5.5   Cooperation with Agent
      ----------------------

The Pledgor shall cooperate fully with the Agent in order to permit the Agent to sell, transfer or otherwise realize on the Collateral in accordance with the terms hereof. Specifically, the Pledgor shall fully comply with all applicable securities laws and the requirements of any Official Body as such term is defined in the Loan Agreement having jurisdiction in respect of the Collateral, and the rules, bylaws and regulations of any stock exchange on which the Securities may be traded, and shall take such action as may be necessary to permit the Agent to sell, transfer or otherwise realize on the Securities in compliance with such laws, rules, bylaws and regulations.

5.6   Application of Collateral
      -------------------------

The Agent may, at its option, hold any and all proceeds, payments, monies, income or benefits attributable or accruing to the Collateral which is received by the Agent, for and on behalf of and for the benefit of the Lenders, as security for the Obligations, or, apply any or all of such proceeds, payments, monies, income or benefits to the Obligations, whether or not then due, in such order manner or priority as the Agent may, in its uncontrolled discretion, determine.

5.7   Dealings with Collateral
      ------------------------

Notwithstanding anything else contained herein, and either before or after an Event of Default:

     (a) whenever the Pledgor is indebted to the Lenders or the Agent, any Securities may without notice to the Pledgor be pledged or repledged as security for any of the Agent's or Lenders' indebtedness, whether for more or less than the amount owing by the Pledgor and either separately or together with other securities, and the Agent may without notice to the Pledgor loan such Securities either separately or together with other securities, and the Agent may without notice to the Pledgor use any securities held in the account for making delivery against a sale; and

     (b) the Agent is not obligated to deliver the same Securities as those deposited with or received by the Agent for the Pledgor's account but that the Agent's obligation shall be discharged by delivering securities of an equivalent amount and of the same nature and kind.


                                ARTICLE VI
                                ----------

                              MISCELLANEOUS
                              -------------

6.1   Further Assurances
      ------------------

At the request of the Agent the Pledgor shall, at its own expense, execute all such transfers, stock powers, proxies and other documents as may be required by the Agent, with all such powers of sale and other necessary powers as may be expedient for vesting in the Agent, or such person or person as the Agent may appoint, the Securities and to otherwise carry into effect the intent and purposes of this agreement.

6.2   No Revocation
      -------------

The appointment and power of attorney contained in sections 1.7 and 3.3, respectively, shall be deemed to be coupled with an interest and shall not be revoked by the bankruptcy, insolvency, winding-up, liquidation or dissolution of the Pledgor and the Pledgor hereby ratifies and confirms and agrees to ratify and confirm all that the Agent or any person appointed by the Agent, as attorney-in-fact and agent for, in the name of and on behalf of the Pledgor, may lawfully do or cause to be done by virtue of sections 1.7 and 3.3.

6.3   Waiver
      ------

No delay or omission on the part of the Agent in exercising any rights hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

6.4   Seizure of Collateral
      ---------------------

Upon the occurrence of an Event of Default the Agent shall have the absolute and unconditional right, without prior notice or any prior hearing of any kind whatsoever, to seize and take possession of the Collateral, and the Pledgor does hereby expressly waive any right to any prior notice or any prior hearing prior to seizure and taking possession of the Collateral by the Agent.

6.5   Successors and Assigns
      ----------------------

This agreement shall be binding on the Pledgor, and its successors and assigns, and shall enure to the benefit of the Agent, and its successors and assigns.

6.6   Rights Cumulative
      -----------------

The rights and remedies of the Agent hereunder are cumulative and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of the Agent.

6.7   Severability
      ------------

If any provision of this agreement shall be found or determined to be invalid, illegal or unenforceable it shall be severable from this agreement and the remainder of this agreement shall be read and construed as if such invalid, illegal or unenforceable provision or part had been deleted herefrom.

6.8   Applicable Law
      --------------

The Pledgor hereby irrevocably agrees that any legal action or proceedings against it with respect to this agreement may be brought in the courts in Geneva or in such other court as the Agent may elect and, by execution and delivery of this agreement, the Pledgor hereby irrevocably submits to the jurisdiction of each such court. This agreement shall be governed by and construed in accordance with the laws in force in Switzerland. The parties agree that any actions or proceedings in respect of this agreement shall be conducted in the English language.

6.9   Ownership Certificates
      ----------------------

In connection with the Securities the Agent is hereby authorized to sign on behalf of and as agent for the Pledgor such income tax ownership certificates as may be required.

6.10   Multiple Pledgor
       ----------------

If more than one party executes this instrument as Pledgor, then the provisions hereof shall be read with all grammatical changes thereby rendered necessary and each reference to the Pledgor shall include each and every one of them severally, all representations, warranties, covenants and agreements of the Pledgor herein shall be deemed to be joint and several representations, warranties, covenants and agreements of each such party, and any notice shall be deemed to have been given to each party comprising the Pledgor when such notice is first given to any such party.


IN WITNESS WHEREOF the parties have caused this agreement to be duly executed under seal, in the case of a corporation by its duly authorized officer or officers, as of the date first written above.


COLLINGWOOD INVESTMENTS LIMITED


By:   /s/ Richard Adam Baker
    -----------------------------
Name:    Richard Adam Baker                                     c/s
      ---------------------------

Title:    Director
       --------------------------


NORTH CASCADE LIMITED


By:   /s/ Robert Edward Griffin
    -----------------------------
Name:    Robert Edward Griffin                                  c/s
      ---------------------------

Title:    Director
       --------------------------

                                 SCHEDULE "A"
                                 ------------


                                  SECURITIES



          Number and
          Description
          Of Shares                       Registered Holder
          -----------                     -----------------


          4,400,000 shares of
          common stock of Euro            Collingwood Investments
          Trade & Forfaiting, Inc.,       Limited
          each having a par value
          of $0.001 per share

          6,600,000 shares of
          common stock of Euro            North Cascade Limited
          Trade & Forfaiting, Inc.,
          each having a par value
          of $0.001 per share



